Exhibit 10.2

LEASE AGREEMENT

BY AND BETWEEN

Z3 INVESTMENT LLC

AND

THERMOGENESIS HOLDINGS INC.

ThermoGenesis Holdings Inc. Lease

INDEX TO LEASE

ARTICLE I. BASIC LEASE PROVISIONS

ARTICLE II. PREMISES

SECTION 2.1.         LEASED PREMISES

SECTION 2.2.         ACCEPTANCE OF PREMISES

SECTION 2.3.         BUILDING NAME AND ADDRESS

ARTICLE III. TERM

SECTION 3.1.         GENERAL

SECTION 3.2.         DELAY IN POSSESSION

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1.         BASIC RENT

SECTION 4.2.         OPERATING EXPENSES

SECTION 4.3.         SECURITY DEPOSIT

ARTICLE V. USES

SECTION 5.1.         USE

SECTION 5.2.         SIGNS

SECTION 5.3.         HAZARDOUS MATERIALS

ARTICLE VI. SERVICES

SECTION 6.1.          UTILITIES AND SERVICES

SECTION 6.2.          RESERVED

SECTION 6.3.          RESERVED

SECTION 6.4.          PARKING

SECTION 6.5.          CHANGES AND ADDIDONS BY LANDLORD

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1.         TENANT'S MAINTENANCE AND REPAIR

SECTION 7.2.         LANDLORD'S MAINTENANCE AND REPAIR

SECTION 7.3          ALTERATIONS

SECTION 7.4.         MECHANIC’S LIENS

SECTION 7.5.         ENTRY AND INSPECTION

SECTION 7.6.         SPACE PLANNING AND SUBSTITUTION

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1.         RIGHTS OF PARTIES

SECTION 9.2.         EFFECT OF TRANSFER

SECTION 9.3.         SUBLEASE REQUIREMENTS

SECTION 9.4.         CERTAIN TRANSFERS

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1.         TENANT'S INSURANCE

SECTION 10.2.         LANDLORD'S INSURANCE

SECTION 10.3.         TENANT'S INDEMNITY

SECTION 10.4.         LANDLORD'S NONLIABILITY

SECTION 10.5.         WAIVER OF SUBROGATION

ARTICLE XI. DAMAGE OR DESTRUCTION

SECTION11.1.          RESTORATION

SECTION 11.2.         LEASE GOVERNS

ThermoGenesis Holdings Inc. Lease

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1.         TOTAL OR PARTIAL TAKING

SECTION 12.2.         TEMPORARY TAKING

SECTION 12.3.         TAKING OF PARKING AREA

ARTICLE XIII. SUBORDINATION; ESTOPPEL CBRTIFICATE; FINANCIALS

SECTION 13.1.         SUBORDINATION

SECTION 13.2.         ESTOPPEL CERTIFICATE

SECTION 13.3.         FINANCIALS

ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES

SECTION 14.1.         TENANT'S DEFAULTS

SECTION 14.2.         LANDLORD'S REMEDIES

SECTION 14.3.         LATE PAYMENTS

SECTION 14.4.         RIGHT OF LANDLORD TO PERFORM

SECTION 14.5.         DEFAULT BY LANDLORD

SECTION 14.6.         EXPENSES AND LEGAL FEES

SECTION 14.7.         WAIVER OF JURY TRIAL JUDICIAL REFERENCE

SECTION 14.8.         SATISFACTION OF JUDGMENT

SECTION 14.9.         LIMITATION OF ACITONS AGAINST LANDLORD

ARTICLE XV. END OF TERM

SECTION 15.1.         HOLDING OVER

SECTION 15.2.         MERGER ON TERMINATION

SECTION 15.3.         SURRENDER OF PREMISES; REMOVAL OF PROPERTY

ARTICLE XVI. PAYMENTS AND NOTICES

ARTICLE XVII. RULES AND REGULATIONS

ARTICLE XVIII. BROKER'S COMMISSION

ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

ARTICLE XX. INTERPRETATION

SECTION 20.1.         GENDER AND NUMBER

SECTION 20.2.         HEADINGS

SECTION 20.3.         JOINT AND SEVERAL LIABILITY

SECTION 20.4.         SUCCESSORS

SECTION 20.5.         TIME OF ESSENCE

SECTION 20.6.         CONTROLLING LAWNENUE

SECTION 20.7.         SEVERABILITY

SECTION 20.8.         WAIVER AND CUMULATIVE

SECTION 20.9.         INABILITY TO PERFORM

SECTION 20.10.        ENTIRE AGREEMENT

SECTION 20.11.        QUIET ENJOYMENT

SECTION.20.12.        SURIVAL

SECTION 20.13.        INTERPRETATION

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1.         COUNTERPARTS

SECTION 21.2.         CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY

SECTION 21.3.         EXECUTION OF LEASE; NO OPTION OR OFFER

SECTION 21.4.         RECORDING

ThermoGenesis Holdings Inc. Lease

SECTION 21.5.         AMENDMENTS

SECTION 21.6.         EXECUTED COPY

SECTION 21.7.         ATTACHMENTS

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1.         NONDISCLOSURE OF LEASE TERMS

SECTION 22.2.         GUARANTEE

SECTION 22.3.         CHANGES REQUESTED BY LENDER

SECTION 21.4.         MORTGAGEE PROTECTION

SECTION 22.5.         COVENANTS AND CONDITIONS

SECTION 22.6.         SECURITY MEASURES

SECTION 22.7.         SDN LIST

EXHIBITS

EXHIBIT A             DESCRIPTION OF PREMISES

EXHIBIT B             ENVIRONMENTAL QUESTIONARIE

EXHIBIT C             LANDLORD'S DISCLOSURES

EXHIBIT D            INSURANCE REQUIREMENTS

EXHIBIT E            RULES AND REGULATIONS

EXHIBIT X            WORK LETTER

EXHIBIT Y             TENANT REQUESTED IMPROVEMENT PROJECT PLAN

ThermoGenesis Holdings Inc. Lease

LEASE

This LEASE is made as of the 24th day of March, 2022 by and between Z3 INVESTMENT LLC, a California limited liability company hereafter called "Landlord," and THERMOGENESIS HOLDINGS, INC. a Delaware corporation, hereinafter called ''Tenant."

ARTICLE I. BASIC LEASE PROVISIONS

Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.         Premises: 2890 Kilgore Road, Rancho Cordova, CA 95742

2.         Project Description (if applicable): ThermoGenesis CDMO Project

3.         Use of Premises: General office, manufacturing and laboratories and ancillary uses

4.          Tenant Requested Improvements: Landlord to install 6,300 sq. ft. of GMP modular cleanrooms (12 Units), constructed by licensed contractor.

5.         Commencement Date: The Lease is to commence on April 1, 2022

6.         Term: Sixty-Six (66) months (e.g., expiring on September 30, 2027)

7.         Basic Rent:

Commencing on the Commencement Date, for the first six (6) months during the Tenant Requested Improvements, the Basic Rent shall be $17.40 per square foot per year, or $1.45 per square foot per month, based on 30,744 rentable square feet.

Period                           Monthly Rate                 Sq. Ft.                  Monthly Rent

4/1/22 to 9/30/22           $1.45                               30,744                  $ 46,116.00

Commencing from first day of the sixth months following the Commencement Date, the Basic Rent shall be adjusted to $35.00 per square foot per year, or $2.92 per square foot per month, based on 35,475 rentable square foot.

Period                           Monthly Rate                 Sq. Ft.                  Monthly Rent

10/1/22 to 9/30/23        $2.92                                35,475                  $103,587.00

10/1/23 to 9/30/24        $3.04                                35,475                  $107,844.00

10/1/24 to 9/30/25        $3.16                                35,475                  $112,101.00

10/1/25 to 9/30/26        $3.29                                35,475                  $116,712.75

10/1/26 to 9/30/27        $3.42                                35,475                  $121,324.50

8.         Guarantor(s): None

9.         Total Rentable Area: 35,475 square feet

10.        Security Deposit: $207,174, approximately two (2) month rent, based on 10/1/2022 rate, which sum is due and payable on the Commencement Date.

11.        Broker(s): N/A

12.        Additional Insureds: None

ThermoGenesis Holdings Inc. Lease

13.         Address for Notices:

LANDLORD

Z3 INVESTMENT LLC

c/o HEALTHBANKS BIOTECH USA INC.

185 Technology Drive, Suite 150

Irvine, CA 92618

TENANT

THERMOGENESIS HOLDINGS INC.

2711 Citrus Road

Rancho Cordova, CA 95742

14.         Address for Payments: All payments due under this Lease shall be made to the address shown on the invoice for the payment due, or if no address is shown, to Landlord's notice address above.

15.         Insurance Requirement: Tenant is required to carry its own liability insurance

16.         Vehicle Parking Spaces: Approximately 3.0 per 1,000 square foot

17.         Option to Exit: Tenant has the option of terminate the lease without penalty after one (1) year, if the Tenant Requested Improvements are not completed within the first twelve (12) months.

18.         Extension of the Term. Tenant, at Tenant’s option, and provided there is no then existing uncured default by Tenant, may extend the Term of this Lease for two (2) additional periods of five (5) years each (each an “Extension Term”) upon the terms set forth herein, by written notice to Landlord given not less than six (6) months prior to the expiration of the initial Term or the immediately prior Extension Term, as applicable. Tenant may not exercise an Extension Term unless Tenant properly exercised the immediately prior Extension Term. The Rent during each Extension Term shall increase annually by four percent (4.0%).

ThermoGenesis Holdings Inc. Lease

ARTICLE II. PREMISES

SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises"), containing approximately 37,475 of rentable square foot in a single building located at 2890 Kilgore Road, Rancho Cordova, CA 95742 (the Premises together with such building and the underlying real property, are called the "Building"), and including a portion of the Building undergoing Tenant Requested Improvement shown in Exhibit Y (the "Project"). All references to "Floor Area" in this Lease shall mean the rentable square footage set forth in Item 9 of the Basic Lease Provisions. The rentable square footage set forth in Item 9 may include or have been adjusted by various factors, including, without limitation, a load factor to allocate a proportionate share of any vertical penetrations, stairwells, common lobby or common features or areas of the Building. Tenant agrees that the Floor Area set forth in Item 9 shall be binding on Landlord and Tenant for purposes of this Lease regardless of whether any future or differing measurements of the Premises or the Building are consistent or inconsistent with the Floor Area set forth in Item 9.

SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their respective suitability or fitness for any purpose, including without limitation any representations or warranties regarding the compliance of Tenant's use of the Premises with the applicable zoning or regarding any other land use matter, and Tenant shall be solely responsible as to such matters. Further, neither Landlord nor any representative of Landlord has made any representations or warranties regarding any construction of the Project not yet completed. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or to construct any improvements to the Premises except as expressly provided in this Lease and/or the Work Letter, attached hereto as Exhibit X (the "Work Letter"), and the Project, attached hereto as Exhibit Y. As of the Commencement Date, Tenant shall be conclusively deemed to have accepted the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease, which acceptance shall mean that it is conclusively established that the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease were in satisfactory condition and in conformity with the provisions of this Lease, subject only to those defective or incomplete portions of the Tenant Requested Improvements constructed by Landlord which Tenant and the Landlord mutually agreed (as defined by the Work Letter and the Project). If no additional items are required of Landlord under the Work Letter, Tenant shall be conclusively deemed to have accepted the Premises, and those portions of the Building and Project in which Tenant has any rights under this Lease, in their existing condition as of the Commencement Date, and to have waived any and all right or claim regardless of the nature thereof against Landlord arising out of the condition of the Premises, the Building or the Project. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent.

SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant may at its option elect to have the building named after Tenant. In such event Tenant shall have the right to replace Building signage to so reflect the Building name, subject to Tenant obtaining the requisite governmental permits and approvals to install such new signage.

ARTICLE Ill. TERM

SECTION 3.1. GENERAL. The term of this Lease ("Term") shall be for the period shown in Item 6 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the earlier of (a) the date Tenant acquires possession of or commences use of the Premises for any purpose other than any construction permitted to be performed by Tenant pursuant to the Work Letter, or (b) April 1, 2022. The date on which this Lease is scheduled to terminate is September 30, 2027 (unless Tenant exercises the Extension of the Term) and is referred to as the "Expiration Date." Prior to Tenant's taking of possession of the Premises, the parties shall memorialize on a form provided by Landlord (the "Commencement Date Memorandum") the actual Commencement Date and the Expiration Date of this Lease. Should Tenant fail to execute and return the Commencement Date Memorandum to Landlord within five (5) business days (or provide specific written objections thereto within that period), then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement Date Memorandum shall be conclusive. Notwithstanding the foregoing, Tenant shall have the right to extend for the Extension of the Term, as set forth in Article I, Section 18.

ThermoGenesis Holdings Inc. Lease

SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant prior or subsequent to the Commencement Date as set forth in Item 5 of the Basic Lease Provisions (“Commencement Date”), this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord cannot tender possession of the Premises in accordance with the provisions of Section 3.1 above due to any action or inaction of Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Commencement Date shall be deemed to have occurred and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to so tender possession of the Premises to Tenant but for Tenant's action or inaction, including without limitation any Tenant Delay described in the attached Work Letter, if any.

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, the rental amount for the Premises shown in Item 7 of the Basic Lease Provisions (the "Basic Rent"), including subsequent adjustments, if any. If the Commencement Date is other than the first day of the calendar month, any rental adjustments shown in Item 7 occurring with reference to the monthly anniversary of the Commencement Date, shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 7 of the Basic Lease Provisions and one (1) month's estimated Tenant's Share of Operating Expenses (as defined in Section 4.2) shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder.

SECTION 4.2. OPERATING EXPENSES.

(a)    From and after the Commencement Date, Tenant shall pay as additional to the rent, Tenant's Share of all Operating Expenses incurred by Landlord in the operation of the Building. The term "Tenant's Share" means one hundred percent (100%).

(b)   The term "Operating Expenses shall mean and include all Operating Related Cost, as defined below, and Property Taxes, as defined in subsection (c).

The term "Operating Related Costs" shall mean all expenses of operation, repair, replacement and maintenance of the Building in connection to the use of the Premises, including without limitation, all water and sewer charges; insurance premiums and deductibles; license, permit, and inspection fees; light; power; window washing; trash pickup; heating, ventilating and air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax; running costs incurred in connection with compliance with any laws or changes in laws applicable to the Building; the cost of any capital improvements or replacements (other than Tenant Requested Improvements already specified in the Work Letter). Operating Related Costs will not include the following:

(a)	the cost of any special work or service performed for any tenant (including Tenant) at such tenant’s cost;

(b)

the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

ThermoGenesis Holdings Inc. Lease

(c)	the cost of correcting defects in construction;

(d)

compensation paid to officers and executives of Landlord (but it is understood that property management employees may carry a title such as vice president and/or portfolio manager, and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses);

(e)	the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for insurance premiums reimbursed pursuant to this Exhibit “D”;

(f)	the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant’s occupancy;

(g)	the cost of repairs incurred by reason of fire or other casualty reimbursed by insurance proceeds under policies maintained by Landlord;

(h)	interest on debt on any mortgage or deed to secure debt, and rental under any ground lease or other underlying lease;

(i)	any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

(j)	any advertising expenses incurred in connection with the marketing of any rentable space;

(k)	rental payments for base building equipment such as HVAC equipment and elevators;

(l)	any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

(m)	legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Building, including without limitation this Lease;

(n)

the cost of any capital investment items, except amortization of capital expenditures incurred: (i) to conform with laws; (ii) to provide or maintain Building standards (other than building standard tenant improvements); (iii) with the primary intention of promoting safety or reducing or controlling increases in Operating Expenses; (iv) to maintain the first-class nature of the Project; or (v) to replace capital investment items which are obsolete or cannot be repaired in an economically feasible manner. Such expenditures shall be amortized uniformly over a reasonable period of time (e.g., the useful life) determined by Landlord, together with eight percent (8%) interest on the unamortized balance as of the date incurred;

(o)	any costs paid to any Person affiliated with Landlord to the extent the costs paid for such services exceed the fair market value for such services;

(p)	any charitable or political contributions;

(q)	architectural or engineering fees and expenses, except such fees and expenses incurred in connection with the management, operation, repair and maintenance of the Project;

ThermoGenesis Holdings Inc. Lease

(r)

the cost of overtime paid by Landlord to cure its defaults or any amounts paid as a fine, penalty or interest incurred as a result of the failure by Landlord to pay operating expenses when due, unless the late payment arises out of or is caused by the failure of a third party to properly or timely bill Landlord for such expense;

(s)

any costs or expenses (including fines, penalties and interest) incurred due to the violation of any legal requirements to the extent such costs or expenses exceed those which would have been incurred and included in Operating Expenses in the absence of such violation; and

(t)

any costs or expenses (including fines, penalties and interest) incurred due to the breach or default by Landlord of its obligations under any lease or other agreement pertaining to the Project to the extent such costs or expenses exceed those that would have been incurred and included in Operating Expenses in the absence of such breach or default.

(c)   The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, including without limitation, the following: (i) all real estate taxes levied against the Premises, the Building, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building, and any improvements, fixtures and equipment and other property of Landlord located in the Building, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon.

(d)   During the term of the Lease, all Operating Expenses will be directly paid by the Tenant , including any late fees, if so occurred.

SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 10 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of all of Tenant's obligations under this Lease (the "Security Deposit"). Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its sole and absolute discretion towards the payment of all expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation brokerage commissions and Tenant Requested Improvement costs. Upon any Event of Default by Tenant (as defined in Section 14.1), Landlord may, in its sole and absolute discretion and notwithstanding any contrary provision of Civil Code Section 1950.7, retain, use or apply the whole or any part of the Security Deposit to pay any sum which Tenant is obligated to pay under this Lease including, without limitation, amounts estimated by Landlord as the amounts due it for prospective rent and for damages pursuant to Section 14.2(a)(i) of this Lease and/or Civil Code Section 1951.2, sums that Landlord may expend or be required to expend by reason of the Event of Default by Tenant or any loss or damage that Landlord may suffer by reason of the Event of Default, or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 of this Lease upon expiration or earlier termination of this Lease. In no event shall Landlord be obligated to apply the Security Deposit upon an Event of Default and Landlord's rights and remedies resulting from an Event of Default, including without limitation, Tenant's failure to pay Basic Rent, Tenant's Share of Operating Expenses or any other amount due to Landlord pursuant to this Lease, shall not be diminished or altered in any respect due to the fact that Landlord is holding the Security Deposit. If any portion of the Security Deposit is applied by Landlord as permitted by this Section, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant fully performs its obligations under this Lease, the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty (30).days after the expiration of the Term, provided that Tenant agrees that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full and Tenant agrees that Tenant shall have no claim against Landlord for Landlord's retaining such Security Deposit to the extent provided in this Section.

ThermoGenesis Holdings Inc. Lease

ARTICLE V. USES

SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 and Item 4 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises. Tenant shall not perform any work or conduct any business whatsoever other than inside the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, and/or their contents, and shall comply with all applicable insurance underwriters rules. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

SECTION 5.2. SIGNS. Provided Tenant continues to occupy the entire Premises, Tenant shall have the non-exclusive right to one (I) exterior "building top" sign on the Building for Tenant's name and graphics in a location designated by Landlord, subject to Landlord's right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing, and except for Landlord's standard suite signage identifying Tenant's name and/or logo, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building and shall not place or erect any signs that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Building, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirement for such signage. Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term ''sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

SECTION 5.3. HAZARDOUS MATERIALS.

(a) For purposes of this Lease, the term "Hazardous Materials" means (i) any "hazardous material" as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person's possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.

ThermoGenesis Holdings Inc. Lease

(b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) in violation of applicable law without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole and absolute discretion, place such conditions us Landlord deems appropriate with respect to Tenant's use, storage and/or disposal of any Hazardous Materials requiring Landlord's consent. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, use, release, and/or disposal of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

(c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) ,elating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's storage, generation, use, release and/or disposal of Hazardous Materials.

(d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under, from or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

ThermoGenesis Holdings Inc. Lease

(e) If the presence of any Hazardous Materials on, under, from or about the Premises caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials (A) on, into, from, under or about the Premises during the Term regardless of the source of such Hazardous Materials unless caused solely by Landlord, or (B) on, into, from, under or about the Premises, the Building and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of the Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto. If it is at any time discovered that Hazardous Materials have been released on, into, from, under or about the Premises during the Teem, or that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, the Building or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises, the Building or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

(f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Building known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which Tenant proves were neither released on the Premises during the Term nor caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invite of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.

ThermoGenesis Holdings Inc. Lease

ARTICLE VI. SERVICES

SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within ten (10) days after delivery of Landlord's statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Operating Related Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in Section 4.2. Unless caused by Landlord’s willful misconduct, Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities and services to Tenant, including, without limitation, telephone lines, may be charged to Tenant

SECTION 6.2. RESERVED.

SECTION 6.3. RESERVED.

SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 16 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Premises designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Premises. There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Premises. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48 hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

ThermoGenesis Holdings Inc. Lease

SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building, or to the attendant fixtures, and equipment. No change shall entitle Tenant to any abatement of rent or other claim against Landlord. No such change shall deprive Tenant of reasonable access to or use of the Premises.

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall maintain and make all repairs and replacements necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation all interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguish equipment, and other equipment installed in the Premises, and all Alterations constructed by Tenant pursuant to Section 7.3 below. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall assure that the Premises remain free of moisture conditions which could cause mold and promptly repair any moisture conditions occurring within the Premises, and Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs and replacements, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs and replacements. Alternatively, Landlord may elect to perform any repair and maintenance of the electrical and mechanical systems and any air conditioning, ventilating or heating equipment serving the Premises and include the cost thereof as part of Tenant's Share of Operating Expenses. If Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord's notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall reimburse Landlord upon demand for all costs incurred.

SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article Xl, Landlord shall provide service, maintenance and repair with respect to any air condition, ventilating or heating equipment which serves the Premises, and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), the structural, electrical and mechanical systems (including elevators, if any, serving the Building), except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not perform any maintenance or make any repairs or replacements at Landlord's expense and shall have no right to any rental offset for any maintenance, repairs or replacements performed by Tenant. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair, and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance, repairs and replacements on the part of Landlord provided hereunder shall be considered part of Project Costs. Tenant further agrees that if Tenant fails to report any such need for repair in writing within sixty (60) days of its discovery by Tenant, Tenant shall be responsible for any costs and expenses and other damages related to such repair which are in excess of those which would have resulted had such need for repair been reported to Landlord within such sixty (60) day period.

ThermoGenesis Holdings Inc. Lease

SECTION 7.3. ALTERATIONS. Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures or improvements ("Alterations") to the Premises or the Building without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion. In the event that any requested Alteration would result in a change from Landlord's building standard materials and specifications ("Standard Improvements"), Landlord may withhold consent to such Alteration in its sole and absolute discretion. In the event Landlord so consents to a change from the Standard Improvements (such change being referred to as a "Non-Standard Improvement"), Tenant shall be responsible for the cost of replacing such Non-Standard Improvement with the applicable Standard Improvement ("Replacements"), which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease. Landlord shall not unreasonably withhold its consent to any Alterations which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises (including, without limitation, the adding of any additional "office" square footage) or any change to any structural or mechanical systems of the Premises, or (iv) fail to comply with any applicable governmental requirements or require any governmental permit as a prerequisite to the construction thereof, or (v) result in the Premises requiring building services beyond the level normally provided, or (vi) interfere in any manner with the proper functioning of, or Landlord's access to, any mechanical, electrical, plumbing, elevator or HVAC systems, facilities or equipment located in or serving the Building, or (vii) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises, or (viii) alter or replace Standard Improvements. Landlord may impose any condition to its consent, including but not limited to a requirement that the installation and/or removal of all Alterations and Replacements be covered by a lien and completion bond satisfactory to Landlord in its sole and absolute discretion and requirements as to the manner and time of performance of such work. Landlord shall in all events, whether or not Landlord's Consent is required, have the right to approve prior to the commencement of any work the contractor performing the installation and removal of Alterations and Replacements and Tenant shall not permit any contractor not approved by Landlord to perform any work on the Premises or on the Building. Tenant shall obtain all required permits for the installation and removal of Alterations and Replacements and shall perform the installation and removal of Alterations and Replacements in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations as described in Article XVII. Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the Alterations. Under no circumstances shall Tenant make any Alterations or Replacements which incorporate any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises, or the Building. In no event shall Tenant prosecute any Alterations that result in picketing or labor demonstrations in or about the Building If any governmental entity requires, as a condition to any proposed Alterations or Replacements by Tenant. Any request for Landlord's consent to any proposed Alterations shall be made in writing and shall contain architectural. plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant's architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant and consented to by Landlord modify the basic floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord's systems and standards. Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, or the Building (excluding moveable trade fixtures and furniture), including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter) and all telephone and data cabling, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given either prior to or following the expiration or termination of this Lease, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, or within ten (10) days following notice to Tenant that such removal is required if notice is given following the Expiration Date or sooner termination, all or any of the Alterations installed either by Tenant or by Landlord at Tenant's request, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter) and all telephone and data cabling, and to repair any damage to the Premises, or the Building arising from that removal and restore the Premises to their condition prior to making such Alterations.

ThermoGenesis Holdings Inc. Lease

SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any services or work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly (but in no event later than five (5) business days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises and shall again notify Landlord that construction has commenced, such notice to be given on the actual date on which construction commences, so that Landlord may post and maintain notices of non-responsibility on the Premises, which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb. Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to perform any work required or permitted to be performed by Landlord within the Premises, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an Event of Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord as provided in this Section 7.5 shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

SECTION 7.6. RESERVED.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and, if required by Landlord, against all NonStandard Improvements to the Premises (as defined in Section 7.3) made by Landlord or Tenant, and against any Alterations (as defined in Section 7.3} made to the Premises or the Building by or on behalf of Tenant. If requested by Landlord, Tenant shall cause its personal property, Non-Standard Improvements and Alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes required to be paid by Tenant on Tenant's personal property, Non-Standard Improvements and/or Alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon Tenant's personal property, Non-Standard Improvements and/or Alterations and if Landlord pays the taxes based upon the increased assessment, Landlord shall have the right to require that Tenant pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Non-Standard Improvements, Alterations and personal property, Landlord's reasonable determination shall be conclusive.

ThermoGenesis Holdings Inc. Lease

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1. RIGHTS OF PARTIES.

(a) Notwithstanding any provision of this Lease to the contrary, and except as to transfers expressly permitted without Landlord's consent pursuant to Section 9.4, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease or the Premises, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). No assignment (whether voluntary, involuntary or by operation of law), subletting or other transfer shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment, subletting or other transfer shall be void and of no force and effect and any such attempted assignment, subletting or other transfer shall constitute an Event of Default of this Lease. Landlord shall not be deemed to have given its consent to any assignment, subletting or other transfer by any course of action, including without limitation its acceptance of rent or any other payment due under this Lease from any person or entity other than Tenant or its acceptance of any name for listing in the Building directory, other than Landlord's written consent. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq., (the "Bankruptcy Code"), including Section 365(f)(l), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

(b) If Tenant desires to assign, sublease or otherwise transfer an interest in this Lease or the Premises, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of tile proposed assignee, subtenant or transferee; (ii) the nature of any proposed assignee's, subtenant's or transferee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed assignment, sublease or other transfer, including a copy of the proposed assignment, sublease or transfer form; (iv) evidence that the proposed assignee, subtenant or transferee will comply with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee, subtenant or transferee; (vi) any other information requested by Landlord and reasonably related to the transfer and (vii) the fee described in Section 9.1(e). Except as provided in Section 9.1(c), Landlord shall not unreasonably withhold its consent, provided that the parties agree that it shall be reasonable for Landlord to withhold its consent if: (1) the use of the Premises will not be consistent with the provisions of this Lease; (2) the proposed assignee, subtenant or transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's, subtenant's or transferee's actions or use of the property in question, or is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) insurance requirements of the proposed assignee or subtenant may not be brought into conformity with Landlord's then current leasing practice; (4) the proposed assignee, subtenant or transferee has not demonstrated to the reasonable satisfaction of Landlord that it is financially responsible or has failed to submit to Landlord all reasonable information as requested by Landlord concerning the proposed assignee, subtenant or transferee, including, but not limited to, a certified balance sheet of the proposed assignee, subtenant or transferee as of a date within ninety (90) days of the request for Landlord's consent, statements of income or profit and loss of the proposed assignee, subtenant or transferee for the two-year period preceding the request for Landlord's consent, and/or a certification signed by the proposed assignee, subtenant or transferee that it has not been evicted from or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord's consent; (5) the proposed assignee, subtenant or transferee has not demonstrated to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed subtenant, assignee or transferee is an existing tenant of the Building or a prospect with whom Landlord is negotiating to become a tenant at the Building; or (7) the proposed assignment, sublease or transfer will impose additional burdens or adverse tax effects on Landlord. If Tenant bas any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section 9.1. Landlord shall approve or disapprove any requested transfer within thirty (30) days following delivery of Tenant's written request, the information set forth above, and the fee set forth below.

(c) Notwithstanding the provisions of Section 9.1(b) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect, within the thirty (30) day period permitted for Landlord to approve or disapprove a requested transfer to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon substantially the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), respectively, or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, and the sublease, assignment or termination elected by Landlord shall be effective thirty (30) days following written notice by Landlord of its election. Landlord may thereafter, at its option, assign, sublet or re-let any space so sublet, obtained by assignment or obtained by termination to any third party, including without limitation the proposed transferee of Tenant. In the event of any termination of this Lease as to a portion of the Premises pursuant to this Section 9.1(c), Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease appropriately amending those provisions of the Lease affected by such termination, and Tenant shall execute and return same to Landlord within twenty (20) business days thereafter subject to Tenant's reasonable review and approval thereof.

(d) In the event that Landlord approves the requested assignment, subletting or other transfer, Landlord shall be entitled to receive fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion as determined by Landlord, plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, with such costs to be amortized on a straight-line basis over the then remaining term of this Lease or any shorter term of any sublease of the Premises or a portion thereof. The amounts due Landlord under this Section 9.1(d) shall be payable directly to Landlord by the assignee or subtenant concurrently with such assignee's or subtenant's payment(s) to Tenant, or, at Landlord's option, by Tenant within ten (10) days of Tenant's receipt thereof. Landlord shall have the right to review or audit the books and records of Tenant, or have such books and records reviewed or audited by an outside accountant, to confirm any such direct out-of-pocket costs. In the event that such direct out-of-pocket costs claimed by Tenant are overstated by more than five percent (5%), Tenant shall reimburse Landlord for any of Landlord's costs related to such review or audit. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this Section 9.1(d).

ThermoGenesis Holdings Inc. Lease

(e) Tenant shall pay to Landlord a fee equal to the greater of (i) Landlord's actual costs related to such assignment, subletting or other transfer or (ii) One Thousand Dollars ($1000.00), to process any request by Tenant for an assignment, subletting or other transfer under this Lease. Tenant shall pay Landlord the sum of One Thousand Dollars ($1000.00) concurrently with Tenant's request for consent to any assignment, subletting or other transfer, and Landlord shall have no obligation to consider such request unless accompanied by such payment Tenant shall pay Landlord upon demand any costs in excess of such payment to the extent Landlord's actual costs related to such request exceeds $1000.00. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed transfer.

SECTION 9.2. EFFECT OF TRANSFER. No assignment, subletting or other transfer, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee, subtenant or transferee. Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No assignment, subletting or transfer shall be effective or binding on Landlord unless documentation in form and substance satisfactory to Landlord in its reasonable discretion evidencing the transfer, and in the case of an assignment, the assignee's assumption of the obligations of Tenant under this Lease, is delivered to Landlord, and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease or as a consent to any subsequent transfer.

SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

(a)  Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with "Landlord" hereunder meaning the sublandlord therein and "Tenant" hereunder meaning the subtenant therein.

(b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply the same toward Tenant's obligations under this Lease; provided, however, that until there is an Event of Default by Tenant, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an Event of Default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

(c) In the event of the termination of this Lease for any reason, including without limitation as the result of an Event of Default by Tenant or by the mutual agreement of Landlord and Tenant, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. ln no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The provisions of this Lease (other than with respect to the payment of rent), including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. In the event Landlord does not elect to take over Tenant's interest in a sublease in the event of any such termination of this Lease, such sublease shall terminate concurrently with the termination of this Lease and such subtenant shall have no further rights under such sublease and Landlord shall have no obligations to such subtenant.

ThermoGenesis Holdings Inc. Lease

SECTION 9.4. CERTAIN TRANSFERS. The following shall be deemed to constitute an assignment of this Lease; (a) the sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), (b) if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate of twenty-five percent (25%) (except for publicly traded shares of stock), or (c) any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant's parent company or a merger by Tenant or its parent company. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease as a result of a merger by Tenant with or into another entity or a reorganization of Tenant, so long as (i) the net worth of the successor or reorganized entity after such merger is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such merger or reorganization, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such merger or reorganization, (ii) Tenant shall provide to Landlord, prior to such merger or reorganization, written notice of such merger or reorganization and such assignment documentation and other information as Landlord may require in connection therewith, and (iii) all of the terms and requirements of Sections 9.2 and 9.3 shall apply with respect to such assignment.

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain In effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date or any earlier date on which Tenant may enter upon or take possession of the Premises for any reason whatsoever.

SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its sole and absolute discretion: property insurance, subject to standard exclusions, covering the Building and/or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including coverage for the Tenant Requested Improvements constructed by Landlord pursuant to the Work Letter (if any) attached hereto, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant’s Alterations or on Tenant's other property, including, without limitation, Tenant's trade fixtures, furnishings, equipment, signs and all other items of personal property, and Landlord shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord may elect to provide insurance hereunder.

SECTION 10.3. TENANT'S INDEMNITY. To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and bold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, demands, actions, losses, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, or the Building, including, without limitation, the use by Tenant, its agents, employees, invitees or licensees of any recreational facilities within the Premises; the conduct of Tenant's business; any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, or the Building; any Event of Default in the performance of any obligation on Tenant's part to be performed under this Lease; or any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any claim, action or proceeding covered by this Section through counsel satisfactory to Landlord. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease. Tenant's obligations under this Section shall not apply in the event that the claim, demand, action, loss, liability, cost or expense is caused solely by the active negligence or willful misconduct of Landlord.

ThermoGenesis Holdings Inc. Lease

SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord, its agents, and any and all affiliates of Landlord, shall not be liable to Tenant, its employees, agents and/or invitees, and Tenant hereby waives all claims against Landlord, its agents, and any and all affiliates of Landlord, for and knowingly assumes the risk of loss of or damage to any property, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs), resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions of third parties and/or of other tenants of the Premises or their agents, employees, contractors, guests or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises, mold, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, roof, windows or other fixtures in the Building (whether the damage or injury results from conditions arising in the Premises or in other portions of the Building), regardless of the negligence of Landlord, its agents or any and all affiliates of Landlord in connection with any of the foregoing. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability whatsoever (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction. In making repairs, alterations or improvements, however, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Should Tenant elect to receive any service or products from a concessionaire, licensee or third party tenant of Landlord, Landlord shall have no liability for any services or products so provided or for any breach of contract by such third party provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises or the Building and of defects in any improvements or equipment.

SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss or damage under any property insurance policies carried or required to be carried by the provisions of this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

ARTICLE XI. DAMAGE OR DESTRUCTION

SECTION 11.1. RESTORATION.

(a) If the Premises or the Building or a part thereof are materially damaged by any fire, flood, earthquake or other casualty, Landlord shall have the right to terminate this Lease upon written notice to Tenant if: (i) Landlord reasonably determines that proceeds necessary to pay the full cost of repair are not available from Landlord's insurance, including without limitation earthquake insurance, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's Share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an Event of Default by Tenant has occurred; or (iv) the material damage occurs during the final twelve (12) months of the Term. Landlord shall notify Tenant in writing ("Landlord's Notice") within sixty (60) days after the damage occurs as to (A) whether Landlord is terminating this Lease as a result of such material damage and (B) if Landlord is not terminating this Lease, the number of days within which Landlord estimates that the Premises, with reasonable diligence, are likely to be fully repaired. In the event Landlord elects to terminate this Lease, this Lease shall terminate as of the date specified for termination by Landlord’s Notice (which termination date shall in no event be later than sixty (60) days following the date of the damage, or, if no such date is specified, such termination shall be the date of Landlord's Notice).

ThermoGenesis Holdings Inc. Lease

(b) If Landlord has the right to terminate this Lease pursuant to Section 11.l(a) and does not elect to so terminate this Lease, and provided that at the time of Landlord's Notice neither an Event of Default exists nor has Landlord delivered to Tenant a notice of any failure by Tenant to fulfill an obligation under this Lease which, unless cured by Tenant within the applicable grace period, would constitute an Event of Default, then within ten (10) days following delivery of Landlord's Notice pursuant to Section 11.1(a), Tenant may elect to terminate this Lease by written notice to Landlord, but only if (i) Landlord's Notice specifies that Landlord has determined that the Premises cannot be repaired, with reasonable diligence, within two hundred seventy (270) days after the date of damage or (ii) the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant's continued use of the Premises. If Tenant fails to provide such termination notice within such ten (10) day period, Tenant shall be deemed to have waived any termination right under this Section 11.1(b) or any other applicable law.

(c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to this Section 11.1 as a result of material damage to the Building or Premises resulting from a casualty, Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Subject to any provision to the contrary in the Work Letter, such repair by Landlord shall include repair of material damage to the Tenant Requested Improvements constructed pursuant to the Work Letter. Landlord's repair of material damage shall be at Landlord's sole cost and expense except for any insurance deductible (for which Tenant shall be responsible for Tenant's Share). Landlord shall have the right, but not the obligation, to repair or replace any other leasehold improvements made by Tenant or any Alterations (as defined in Section 7.3) constructed by Tenant as part of Landlord's repair of material damage, in which case Tenant shall make available to Landlord upon demand insurance proceeds from insurance required to be maintained by Tenant. If Landlord elects to repair or replace such leasehold improvements and/or Alterations, all insurance proceeds available for such repair or replacement shall be made available to Landlord. Landlord shall have no liability to Tenant in the event that the Premises or the Building has not been fully repaired within the time period specified by Landlord in Landlord's Notice to Tenant as described in Section 11.1(a). Notwithstanding the provisions of this Article Xl, the repair of damage to the Premises to the extent such damage is not material shall be governed by Sections 7.1 and 7.2.

(d) Commencing on the date of such material damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises, as determined by Landlord, but only to the extent that Landlord is entitled to reimbursement from the proceeds of the business interruption insurance required to be maintained by Tenant pursuant to Exhibit D.

(e) Landlord shall not be required to repair or replace any improvements or fixtures that Tenant is obligated to repair or replace pursuant to Section 7.1 or any other provision of this Lease and Tenant shall continue to be obligated to so repair or replace any such improvements or fixtures, notwithstanding any provisions to the contrary in this Article XI. In addition, but subject to the provisions of Section 10.5, in the event the damage or destruction to the Premises or Building are due in substantial part to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives, the costs of such repairs or replacement to the Premises or Building shall be borne by Tenant, and in addition, Tenant shall not be entitled to terminate this Lease as a result, notwithstanding the provisions of Section 11.1(b).

(f) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

ThermoGenesis Holdings Inc. Lease

SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall, accordingly, supersede any contrary statute or rule of law.

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building, whether or not including a portion of the Premises, is taken or sold to prevent a taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE XllI. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

SECTION 13.1. SUBORDINATION. At the option of Landlord or any lender of Landlord's that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust; if any, which may hereafter affect the Building; and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default exists under this Lease, Tenant's possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. Tenant shall execute and deliver any documents or agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the non-disturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying !ease or the lien of any mortgage or deed of trust to this Lease. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred.

ThermoGenesis Holdings Inc. Lease

SECTION 13.2. ESTOPPEL CERTIFICATE.

(a)  Tenant shall within ten (10) days following written request from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord or any prospective purchaser or encumbrancer may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building.

(b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured Events of Default in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

SECTION 13.3. FINANCIALS.

(a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time and from time to time within ten (10) days following Landlord's written request, Tenant's current tax returns and financial state certified to be true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year, (collectively, the “Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant; provided, however, that in the event and so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation-to-deliver the Statements shall be waived. If delivered to Landlord marked or otherwise designated as “confidential,” Landlord agrees that it will keep the Statements confidential except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building, and to any encumbrancer or proposed encumbrancer of all or any portion of the Building.

(b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission of any Statements to Landlord.

ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES

SECTION 14.1. TENANT'S DEFAULTS. The occurrence of any one or more of the following events (following the expiration of any cure period set forth below, if any is provided) shall constitute an "Event of Default'' by Tenant:

(a) The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these Events of Default and remedies provisions, the term "additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease and the Work Letter.

ThermoGenesis Holdings Inc. Lease

(b) The assignment, sublease, emcumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.

(c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

(e) The abandonment of the Premises by Tenant.

(f) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of th.is Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(g) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code, to have debts discharged or for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment. execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts; or (vi) the failure of Tenant to pay its material obligations to creditors as and when they become due and payable, other th.an as a result of a good faith dispute by Tenant as to the amount due to such creditors. Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(g) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this Section 14.1(g) is contrary to applicable law, the provision shall be of no force or effect.

(h)  Any other breach of this Lease which this Lease provides is an Event of Default.

SECTION 14.2. LANDLORD'S REMEDIES.

(a)  If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

ThermoGenesis Holdings Inc. Lease

(i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant (and to retain, use or apply any Security Deposit held by Landlord towards amounts estimated by Landlord as):

 (1)          The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;

 (2)          The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

 (3)         The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of which loss that Tenant proves could be reasonably avoided;

 (4)         Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's Event of Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

 (5)         At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in the Lease shall be deemed to mean the Basic Rent, Tenant's Share of Operating Expenses and any other sums required to be paid by Tenant to Landlord pursuant to the terms of this lease whether or not designated as additional rent hereunder, including, without limitation, any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in Sections 14.2(a)(i)(1), (2) and (3) above, the “worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum.

 (6)          In the event of a Tenant’s Default or earlier termination of the Lease during the initial 66 month term only, Tenant is responsible to immediately pay back, in full amount, the Landlord Contribution toward the Tenant Requested Improvements as described in Work Letter. The full amount of Landlord Contribution is due ten (10) days from the time a Tenant‘s Default or earlier termination occurs.

(ii) Landlord may elect not to terminate Tenant's right to possession of the Premises and to continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due as provided in Civil Code Section 1951.4. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. ln the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

(b)  Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant's full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

(c)  No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Event of Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or Event of Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a breach or Event of Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

ThermoGenesis Holdings Inc. Lease

(d) Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease or any other concession agreed to by Landlord hereunder ("Inducement Provisions") shall be deemed conditioned upon Tenant's full and faithful performance of the terms, covenants and conditions of this Lease for the initial 66 month term. Upon an Event of Default under this Lease by Tenant, any such Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect and the amount of any rent reduction or abatement or other bonus, inducement or consideration or other concession already given by Landlord or received by Tenant as an inducement shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said Event of Default by Tenant.

SECTION 14.3. LATE PAYMENTS.

(a) Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant's Share of Operating Expenses or any other payment due to Landlord under this Lease whether or not designated as additional rent hereunder, that is not received by Landlord within ten (10) days following the date due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any breach or Event of Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant's Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those cost may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Basic Rent or Tenant's Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days following the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to five percent (5%) of the amount overdue for each delinquent payment Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's breach or Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

(b) Following each second installment of Basic Rent within any twelve (12) month period that is not paid within ten (10) days following the date due, Landlord shall have the option (i) to require that beginning with the first payment of Basic Rent next due, Basic Rent no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check. If any check for any payment to Landlord hereunder is returned by the bank for any reason, such payment shall not be deemed to have been received by Landlord and Tenant shall be responsible for any applicable late charge, interest payment and the charge to Landlord by its bank for such returned check. Nothing in this Section shall be construed to compel Landlord to accept Basic Rent, Tenant's Share of Operating Expenses or any other payment from Tenant if there exists an Event of Default unless such payment fully cures any and all such Events of Default. Any acceptance of any such payment shall not be deemed to waive any other right of Landlord under this Lease. Any payment by Tenant to Landlord may be applied by Landlord, in its sole and absolute discretion, in any order determined by Landlord to any amounts then due to Landlord.

ThermoGenesis Holdings Inc. Lease

SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part and Tenant hereby grants Landlord the right to enter onto the Premises in order to carry out such performance. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts nor shall Landlord be responsible to Tenant for any damage caused to Tenant as the result of such performance by Landlord. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of Landlord's default under this Lease, Tenant's sole remedies shall be to seek damages or specific performance from Landlord, provided that any damages shall be limited to Tenant's actual out-of-pocket expenses and shall in no event include any consequential damages, lost profits or opportunity costs. Landlord shall be deemed to be in default if the Tenant Requested Improvements are not completed within twelve (12) months from the Commencement of the Lease. Under such event, Tenant has the option to terminate the lease without any penalty.

SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable to Landlord on demand, and shall bear interest at the rate often percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this Section shall be determined by the tier of the facts.

SECTION 14.7. WAIVER OF JURY TRIAL / JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

ThermoGenesis Holdings Inc. Lease

(b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITED MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638-645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF DELIVERY BY ANY PARTY TO THE OTHER PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY, THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT .HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

ThermoGenesis Holdings Inc. Lease

SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Premises, and no action for any deficiency may be sought or obtained by Tenant.

SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease, including without limitation any arising under a tort or contract cause of action, shall be barred unless Tenant commences an action thereon within the earlier of the time period prescribed by law or twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has been discovered (or reasonably should have been discovered) by Tenant.

ARTICLE XV. END OF TERM

SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, as may be extended for the Extension of the Terms et firth in Article I, Section 18, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. Any period of time following the Expiration Date or early termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 15.3 (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant. If Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease and terminating thirty (30) days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be two hundred percent (200%) of the greater of (a) the Basic Rent for the month immediately preceding the date of termination or (b) the then currently scheduled Basic Rent for comparable space in the Project. The acceptance by Landlord of monthly holdover rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due for any holdover by Tenant, unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and bold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Subject to the provisions of Section 7.3 of this Lease and of the Work Letter, if any, attached hereto, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs; which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property, removable trade fixtures, and equipment and debris and perform all work required under Section 7.3 of this Lease and/or the Work Letter, if any, attached hereto, as to Replacements of Non-Standard Improvements and removal of Alterations, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may affect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ThermoGenesis Holdings Inc. Lease

ARTICLE XVI PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset, in lawful money of the United States to Landlord at the address specified in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant's Share of Operating Expenses pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 13 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, duly registered or certified, it shall be deemed served or delivered seventy-two (72) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the .safety, care, security, good order, or cleanliness of the Premises, Building, and Project. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenants shall not be a waiver by Landlord of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a breach of this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIIl. RESERVED

ThermoGenesis Holdings Inc. Lease

ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all further obligations on the part of Landlord, and the transferor shall be relieved of any obligation to pay any funds in which Tenant has an interest to the extent that such funds have been turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and with respect to obligations arising during their respective successive periods of ownership.

ARTICLE XX. INTERPRETATION

SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Any litigation commenced concerning any matters whatsoever arising out of or in any way connected to this Lease shall be initiated in the Superior Court of the county in which the Premises is located.

SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

ThermoGenesis Holdings Inc. Lease

SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

SECTION 20.13. INTERPRETATION. This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION21.2. CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver tills Lease on behalf of the corporation, limited liability company or partnership, and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution, operating agreement or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon request of the Landlord, shall execute and acknowledge a “short-form" memorandum of this Lease for recording purposes.

SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

ThermoGenesis Holdings Inc. Lease

SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this shall be deemed an original for all purposes.

SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, members, shareholders, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose, by public filings or otherwise, the terms and conditions of this Lease ("Confidential Information") to any third party, either directly or indirectly, without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. The foregoing restriction shall not apply if either: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order or otherwise required by law (e.g., SEC filings), (ii) independent legal counsel to Tenant delivers a written opinion to Landlord that Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with any governmental agency or any stock exchange; provided however, that in such event, Tenant shall, before making any such disclosure (A) provide Landlord with prompt written notice of such required disclosure, (B) at Tenant's sole cost, take all reasonable legally available steps to resist or narrow such requirement, including without limitation preparing and filing a request for confidential treatment of the Confidential Information and (C) if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. The form and content of a request by Tenant for confidential treatment of the Confidential Information shall be provided to Landlord at least five (5) business days before its submission to the applicable governmental agency or stock exchange and is subject to the prior written approval of Landlord. In addition, Tenant may disclose the terms of this Lease to prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease.

SECTION 22.2. RESERVED. .

SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage encumbering the Premises whose address bas been furnished to Tenant in writing and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage encumbering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary's deed of trust.

ThermoGenesis Holdings Inc. Lease

SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges the Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties, Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs.

SECTION 22.7. SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

LANDLORD: Z3 INVESTMENT LLC a California limited liability company By: /s/ Lisa Li Lisa Li, GM	TENANT: THERMOGENESIS HOLDING INC., a Delaware corporation By: /s/ Jeff Cauble Jeff Cauble, CFO

ThermoGenesis Holdings Inc. Lease

EXHIBIT A. DESCRIPTION OF PREMISES

BUILDING ADDRESS: 2890 KILGORE ROAD, RANCHO CORDOVA, CA 95742

FLOOR PLAN AND TOTAL RENTABLE SPACE: 35,475 SQUARE FOOT

ThermoGenesis Holdings Inc. Lease

EXHIBIT B. HAZARDOUS MATERIAL SERVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on the Premises. When completed, the form should be sent to the following address:

Z3 INVESTMENT LLC c/o HEALTHBANKS BIOTECH USA INC.

185 Technology Drive, Suite 150, Irvine, CA 92618

ThermoGenesis Holdings Inc. Lease

2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity
________	________	________
________	________	________
________	________	________
________	________	________

2.3 Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No ( )

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

____

____

____

3. HAZARDOUS WASTE. For the purposes of this Survey Form, the term "hazardous waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1 List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials	Location and Method of Storage	Quantity
________	________	________
________	________	________
________	________	________
________	________	________

3.2 Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials	Location and Method of Storage	Disposal Method
________	________	________
________	________	________
________	________	________
________	________	________

3.3 Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise?
Yes ( ) No ( )

If yes, please describe any existing or proposed treatment methods.

____

____

____

3.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

ThermoGenesis Holdings Inc. Lease

4. SPILLS

4.1 During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No ( )

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

____

____

____

4.2 Were any agencies notified in connection with such spills? Yes ( ) No ( )

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3 Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( )

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

____

____

____

5. WASTEWATER TREATMENT/DISCHARGE

5.1 Do you discharge industrial wastewater to:

_____storm drain? _____sewer?
_____surface water? _____no industrial discharge

5.2 Is your industrial wastewater treated before discharge? Yes ( ) No ( )

If yes, describe the type of treatment conducted.

____

____

____

5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6. AIR DISCHARGES.

6.1 Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No ( )

6.2 Do you operate any equipment that requires air emissions permits? Yes ( ) No ( )

6.3 Attach copies of any air discharge permits pertaining to these operations.

7. HAZARDOUS MATERIALS DISCLOSURES.

7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( )

7.2 Has your company prepared a Hazardous Materials Disclosure – Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )

If so, attach a copy.

ThermoGenesis Holdings Inc. Lease

7.3 Are any of the chemicals used in your operations regulated under Proposition 65?

If so, describe the procedures followed to comply with these requirements.

____

7.4 Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( )

If so, describe the procedures followed to comply with these requirements.

8. ANIMAL TESTING.

8.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( )

If so, describe the activity.

8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( )

If so, describe the activity.

9. ENFORCEMENT ACTIONS, COMPLAINTS.

9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( )

If so, describe the actions and any continuing obligations imposed as a result of these actions.

9.2 Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )

9.3 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No ( )

ThermoGenesis Holdings Inc. Lease

By: ____________________________

Name:

Title:

Date:

ThermoGenesis Holdings Inc. Lease

EXHIBIT C. LANDLORD’S DISCLOSURE

The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

Currently, there are no special disclosure by the Landlord.

ThermoGenesis Holdings Inc. Lease

EXHIBIT D. TENANT’S INSURANCE

The following requirements for Tenant's insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with these requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these insurance requirements. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1.         Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), which policy(ies) shall be written on an "occurrence" basis, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance of at least One Million Dollars ($1,000,000.00); (iii) with respect to Alterations and the like required or permitted to be made by Tenant under this Lease, builder's risk insurance in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "special form" policy, insuring Tenant's Alterations, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption coverage in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.         In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 5.3 of this Lease, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Five Million Dollars ($5,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

3.         All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than "A-" and financial rating of not less than "VIII" in the most current Best's Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such retained limit with full waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

4.         Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant's commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be in excess of and noncontributory with respect to any policies carried by Tenant, together with a provision including Landlord, and any other parties in interest designated by Landlord, as additional insureds; (ii) except with respect to Tenant's commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice. Tenant shall also name Landlord, and any other parties in interest designated by Landlord, as additional insureds on any excess or umbrella liability insurance policy carried by Tenant.

ThermoGenesis Holdings Inc. Lease

5.         In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD'S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

ThermoGenesis Holdings Inc. Lease

EXHIBIT E. RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.         Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2.         The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Smoking is permitted outside the building and only in areas designated by Landlord. Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Premises at any time. No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord.

3.         No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.

4.         Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5.         The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6.         Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7.         The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

8.         Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

ThermoGenesis Holdings Inc. Lease

9.         No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

10. Tenant shall not use the name of the Building or the Premises in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord and Tenant shall refrain from or discontinue such advertising.

11.         Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord's opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor's execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

12.         No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

13.         Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturday. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

14.         The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures. Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval. The burning of trash, refuse or waste materials is prohibited.

15.         Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

16.         All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

17.         No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Premises any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

ThermoGenesis Holdings Inc. Lease

18.         The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in the elevator.

19.         Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written consent of Landlord.

20.         Landlord may from time to time grant other tenants of the project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21.         Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

ThermoGenesis Holdings Inc. Lease

EXHIBIT X. WORK LETTER

BUILD TO SUIT

The Tenant Requested Improvement work (the "Tenant Requested Improvements") shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the Premises as shown in the GMP renovation space plan (the "Plan") prepared by CleanAir Solution, Inc., dated February 24, 2022. The Tenant Requested Improvements shall be performed by a contractor selected and approved by both Landlord and Tenant in accordance with the requirements and procedures set forth below.

I.    ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A.         Landlord shall pay up to the full amount towards the cost of the Tenant Requested Improvements as outlined in the Plan dated February 24, 2022. Any additional cost exceeding the total amount of the Plan, including but not limited to, equipment and costs resulting from Changes (as hereinafter defined) requested by Tenant shall be borne solely by Tenant. Unless otherwise specified in the Plan, all materials, specifications and finishes utilized in constructing the Tenant Requested Improvements shall be Landlord's building standard tenant improvement materials and specifications for the Plan as set forth in Schedule I attached hereto. Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Requested Improvements, Tenant shall respond in writing, as appropriate, within five (5) days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B.         In the event that Tenant requests in writing a revision to the Plan ("Change"), and Landlord so approves such Change as provided in Section I.C below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Requested Improvements and/or any Tenant Delay that such Change would cause. Tenant shall approve or disapprove such change order and Tenant Delay, if any, in writing within two (2) days following Tenant's receipt of such change order. If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the cost to complete attributable to such change order concurrently with delivery of Tenant's approval of the change order, or (ii) increase Tenant's rent payment. If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change. Landlord shall have no obligation to interrupt or modify the Tenant Requested Improvements pending Tenant's approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Requested Improvements, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

C.         Landlord may consent in writing, in its sole and absolute discretion, to Tenant's request for a Change, including any modification of the Tenant Requested Improvements, if requested in writing by Tenant. In addition, Landlord agrees that it shall not unreasonably withhold its consent to Tenant's requested Changes to previously approved Tenant Requested Improvements, unless Landlord determines, in its sole and absolute discretion, that such requested Change (i) is of a lesser quality than the Plan previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Requested Improvements beyond the Estimated Commencement Date and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord's access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (vi) would have an adverse aesthetic impact to the Premises or cause additional expenses to Landlord in reletting the Premises. The cost to complete the Tenant Requested Improvements shall be borne by Landlord, provided it is within the budget outlined in the Plan dated February 24, 2022. All Improvements shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given either prior to or following the expiration or termination of the Lease, require Tenant either to remove all or any of the Improvements. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease, or within ten (10) days following notice to Tenant if such notice is given following the Expiration Date or sooner termination.

ThermoGenesis Holdings Inc. Lease

D.         Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within five (5) days following Tenant's receipt thereof), requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Requested Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses above the budget as in the Plan, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including without limitation Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) days thereafter, of Tenant's election to contest same by arbitration pursuant to the provisions of Section II below. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

E.         Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may install fixtures, furniture and cabling through Tenant's own contractors. Any such work shall be subject to Landlord's prior written approval, and shall be performed in a manner and upon terms and conditions and at times satisfactory to Landlord's representative.

F.         Landlord hereby designates Kathy Kalafatis ("Tenant Requested Improvements Construction Representative"), Telephone No. 707-864-9499 Ext. 101, as its representative for all construction matters related to the Tenant Requested Improvements, including but not by way of limitation, for purposes of applying permits, developing construction plans. Landlord may amend the designation of its Tenant Requested Improvements Construction Representative(s) at any time upon delivery of written notice to Tenant.

II.   COST OF THE TENANT IMPROVEMENTS WORK

A.         Landlord agrees to provide funds towards the constructing the Tenant Requested Improvements in the amount of no more than Three Million Dollars ($3,000,000) (the "Landlord Contribution"), based on $35.00 per rentable square foot of the Premises upon completion of the Tenant Requested Improvements, with any excess cost of the Tenant Requested Improvements to be borne solely by Tenant. If the actual cost of completion of the Tenant Requested Improvements is less than the maximum amount provided for the Landlord's Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

B.         Landlord agrees to pay the Landlord Contribution, excluding any Changes requested by the Tenant, any costs attributable to Tenant Delays and the amount, if any, by which aggregate Landlord Contribution of the Tenant Requested Improvements exceeds Three Million Dollars. The amounts to be paid by Tenant for the Tenant Requested Improvements pursuant to this Section II.C. are sometimes cumulatively referred to herein as the "Tenant's Contribution".

C.         The "Completion Cost" shall mean all costs of Landlord in completing the Tenant Requested Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, and (iii) costs of all materials incorporated into the work or used in connection with the work. Unless expressly authorized in writing by Landlord, the Completion Cost shall not include (and no portion of the Landlord Contribution shall be paid for) any costs incurred by Tenant, including without limitation, any costs for space planners, managers, advisors or consultants retained by Tenant in connection with the Tenant Requested Improvements.

ThermoGenesis Holdings Inc. Lease

D.         In the event that there is a balance to be paid by Tenant as Tenant’s Contribution, Tenant shall pay to Landlord in full the amount of the Tenant's Contribution. The balance of all sums due and owing and not otherwise paid by Tenant shall be due and payable on or before the rent due in the following month. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay rent under the Lease, including, without limitation, the right to terminate this Lease and recover damages from Tenant and/or to charge a late payment fee and to collect interest on delinquent payments, and Landlord may (but shall not be required to) suspend the Tenant Requested Improvements following such default, in which event any delays because of such suspension shall constitute Tenant Delays hereunder.

III. RATE ADJUST AND EARLY TERMINATION

A.         In the event that there is a Tenant’s Default or earlier termination of the Lease during the initial 66 month term, Tenant is responsible to pay back, in full amount, the Landlord Contribution toward the Tenant Requested Improvements. The full amount of Landlord Contribution is due ten (10) days from the time a Tenant‘s Default or earlier termination occurs.

III. DISPUTE RESOLUTION

A.         All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE ("JAMS"), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.         Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.         The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

ThermoGenesis Holdings Inc. Lease

EXHIBIT Y. TENANT REQUESTED GMP IMPROVEMENT PROJECT PLAN

ThermoGenesis Holdings Inc. Lease